UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2022

GBT TECHNOLOGIES INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-54530	27-0603137
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices) (Zip code)

Registrant’s telephone number including area code: 888-685-7336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Item 1.01	Entry into a Material Definitive Agreement.

GBT Technologies, Inc. (the “Company”) entered into the Confidential Settlement Agreement and Mutual Release (“RJW Agreement”) by and between RWJ Advanced Marketing, LLC, Robert Warren Jackson, Gregory Bauer (collectively the “RJW Parties”) and W.L. Petrey Wholesale Company, Inc., (“Petrey”) on one hand; and GBT Technologies Inc., on behalf of itself and its agents (collectively the GBT Parties”), on the other hand. The Company the RJW Agreement effective September 26, 2022 with final signatures delivered to the Company on or about October 5, 2022.

Pursuant to the RJW Agreement, the parties have agreed to settle, release, and otherwise resolve all known or unknown claims between them and agreed to jointly stipulate, move, or otherwise dismiss the lawsuits filed in the United States District Court of Nevada (Case No. 2:20-cv- 02078), in the Superior Court of the State of California, County of Los Angeles, Central District (Case Nos. 19STCV03320 and 20STCV32709), and in the United States District Court of the Central District of California (Case No. 2:20-cv-09399-RGK-AGR) with prejudice.

The parties agreed and stipulated to release all funds currently being held in a blocked account in the amount of approximately of $19,809.55 with 50% distributed to the RWJ Parties and 50% distributed the Company or its assignee. The Parties also entered into the InComm Assignment Agreement (“IAA”) which assigned, transferred and conveyed all proceeds derived from the RWJ Parties’ agreements with Interactive Communications International, Inc., and its affiliate Hi Technology Corp., including but not limited to that Master Distribution and Service Agreement between Interactive Communications International, Inc. and Petrey d/b/a UGO-HUB dated August 29, 2016, as amended (collectively referred to as the “InComm Proceeds”), and which shall divide the InComm Proceeds 90% to the Company or its assignee and 10% to the RWJ Parties or their assignee. Finally, the Company agreed to pay $40,000 to the RWJ Parties or their assignee.

As disclosed by the Company on Form 8-K on December 27, 2021 (https://www.sec.gov/Archives/edgar/data/1471781/000173112221002207/e3390_8-k.htm), the Company under a different settlement agreement with a third party, committed to assign the IAA. As such, on October 5, 2022 and as cumulation of all settlement agreements the Company issued a request to the third party regarding release of certain escrow funds and the execution of an assignment of rights as contemplated in the aforereferenced agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Confidential Settlement Agreement and Mutual Release by and between RWJ Advanced Marketing, LLC, Robert Warren Jackson, Gregory Bauer and W.L. Petrey Wholesale Company, Inc., on one hand; and GBT Technologies Inc., on behalf of itself and its agents

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GBT TECHNOLOGIES INC.

By:	/s/ Mansour Khatib
Name:	Mansour Khatib
Title:	Chief Executive Officer

Date: October 10, 2022